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FOR RELEASE ON JULY 19, 2001 AT 6:00 AM EASTERN TIME

OPTIKA INVESTMENT COMPANY, INC.

CONTACT:
Phil Allen - Investor Relations and Media Inquiries
Telephone (303) 898-0625

USA Broadband, Inc.
8450 East Crescent Parkway, Suite 100
Greenwood Village, Colorado 80111-2818

                 OPTIKA INVESTMENT COMPANY, INC. CHANGES NAME TO
             USA BROADBAND, INC. AND COMPLETES ACQUISITION OF CABLE
               CONCEPTS, INC. (DBA DIRECT DIGITAL COMMUNICATIONS)

GREENWOOD VILLAGE, COLORADO; JULY 19, 2001: -- Optika Investment Company, Inc. (OTC: OPKC) announced today that it has changed its name to USA BROADBAND, INC., as part of its reincorporation as a Delaware corporation effective July 9, 2001. Effective today, shares of USA Broadband, Inc. will trade under its new ticker symbol OTC: USBU (new CUSIP number: 90335P 10 1).

In addition, USA Broadband, Inc. announced today that on July 18, 2001 it completed its acquisition of Cable Concepts, Inc. (dba Direct Digital Communications, Inc., a Washington State corporation). USA Broadband intends to use the acquisition of Cable Concepts as the first significant phase of its strategy to become an owner and operator of digital entertainment and data systems throughout the United States. As part of that strategy, the acquisition of Cable Concepts will provide USA Broadband with immediate entry into the marketplace for providing direct broadcast satellite (DBS) television services to property owners, property managers and tenants in multiple dwelling units
(MDUs) across the United States. Cable Concepts, Inc. provides DBS and other television services through its system operator agreement with DirecTV, Inc. (a unit of Hughes Electronics Corp.) and through other business relationships.

Pursuant to the definitive acquisition agreement, USA Broadband, Inc. has acquired 100% of the outstanding shares of Cable Concepts, Inc. in exchange for shares of USA Broadband, Inc. and the assumption of certain liabilities and obligations of Cable Concepts, Inc. No other terms were announced.

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PAGE 2 of 3

USA BROADBAND/CABLE CONCEPTS: JULY 19, 2001

David Lerten, Chief Executive Officer of USA Broadband, said "With the completion of these three important milestones, the acquisition of Cable Concepts, our reincorporation in Delaware, and name change to USA Broadband, Inc., we believe we are positioned to compete and expand in the MDU marketplace and in other under-served market segments where we believe demand is growing for digital television and data services."

ABOUT CABLE CONCEPTS, INC. (DBA DIRECT DIGITAL COMMUNICATIONS)

Direct Digital Communications ("DDC") was founded as Cable Concepts, Inc. in 1991 with an original focus on facilitating the management and operations of private cable television systems in large apartment communities. Based in Seattle, Washington, DDC's current principal business is providing DBS digital television service in selected MDU markets throughout the United States. DDC is a key system operator for DirecTV (a unit of Hughes Electronics Corp.) under DirecTV's MDU System Operator Program. In some areas, DDC provides private cable television services to MDUs. DDC generates revenue via a revenue sharing agreement with DirectTV as well as through delivery of local programming and related services. DDC secures the right to deliver its service to MDU customers through exclusive Right of Entry ("ROE") marketing agreements with a typical term of 10-years.

ABOUT USA BROADBAND, INC.

USA Broadband, Inc. (formerly Optika Investment Company, Inc.; "USA Broadband" or the "Company") is a publicly-traded Delaware corporation positioning itself to become a provider of digital television, entertainment, data, Internet and broadband services. The Company will seek to develop a suite of popular digital services based on best-of-breed delivery technologies, such as direct broadcast satellite services and high speed wireline and wireless broadband access. Initially, the Company will seek to deploy access and delivery infrastructure to capture market share in historically underserved markets. The Company has initially targeted the multiple dwelling unit (MDU) market. The Company will seek to acquire or develop wholly-owned operating subsidiaries to pursue market opportunities throughout the United States. Optika Investment Company, Inc. was originally incorporated on November 22, 1985 as

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PAGE 3 OF 3

USA BROADBAND/CABLE CONCEPTS: JULY 19, 2001

Double Ought Green Corporation in the State of Utah for the purpose of acquiring business entities or other investment activities and has had no significant operations to date.


         THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS INVOLVING RISKS AND UNCERTAINTIES. STATEMENTS IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL, INCLUDING STATEMENTS REGARDING OR MANAGEMENT INTENTIONS, BELIEFS, EXPECTATIONS, REPRESENTATIONS, PLANS, OR PREDICTIONS OF THE FUTURE ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE RISKS INCLUDE BUT ARE NOT LIMITED TO THE ABILITY TO FUND PROJECTED CABLE CONCEPTS, INC. CAPITAL EXPENDITURES, OPERATING LOSSES AND OTHER WORKING CAPITAL NEEDS, FLUCTUATIONS IN FINANCIAL RESULTS, AVAILABILITY AND CUSTOMER ACCEPTANCE OF OUR PRODUCTS AND SERVICES, THE IMPACT OF COMPETITIVE PRODUCTS, SERVICES AND PRICING, GENERAL MARKET TRENDS AND CONDITIONS, AND OTHER RISKS DETAILED IN THE COMPANY'S SEC REPORTS. ACTUAL RESULTS MAY VARY MATERIALLY FROM PROJECTED RESULTS OR FROM SUCH FORWARD LOOKING STATEMENTS.


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